Exhibit 10.1

DENALI THERAPEUTICS INC.
SECURITIES PURCHASE AGREEMENT
This Securities Purchase Agreement (the “Agreement”) is made as of February 27, 2024 (the “Effective Date”), by and among Denali Therapeutics Inc., a Delaware corporation (the “Company”), and each of the purchasers whose names and addresses are set forth on the signature pages hereof (each, a “Purchaser” and, collectively, the “Purchasers”).
WHEREAS, the Purchasers desire to purchase, and the Company has agreed to sell, 3,244,689 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), for a purchase price of $17.07 per share and 26,046,065 pre-funded warrants to purchase Common Stock in the form attached hereto as Exhibit A (the “Pre-Funded Warrants”) for a purchase price of $17.06 per Warrant Share (as defined below) for aggregate gross proceeds to the Company of approximately $500 million.
AGREEMENT
In consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchasers hereby agree, severally and not jointly, as follows:
Section 1AUTHORIZATION OF SALE OF SECURITIES.
The Company has authorized the sale and issuance of shares of the Securities (as defined below) to the Purchasers on the terms and subject to the conditions set forth in this Agreement. The shares of Common Stock that may be sold to the Purchasers hereunder at the Closing (as defined in Section 3.1) shall be referred to as the “Shares.”
Section 2AGREEMENT TO SELL AND PURCHASE THE SHARES.
2.1Purchase. At the Closing, the Company will issue, sell and deliver to each Purchaser, and such Purchaser will purchase, severally and not jointly, from the Company, that number of Shares and/or Pre-Funded Warrants set forth below such Purchaser’s name on its signature page hereto, for the purchase price set forth therein (the “Purchase Price”).
2.2Definitions. For purposes of this Agreement, the following terms shall have the following meanings:
(a)“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act (as defined in Section 4.3 below).
(b)“Business Day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.
(c)“Common Stock Equivalents” shall mean any securities of the Company that would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

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(d)“Exempt Issuance” means the issuance of (i) shares of Common Stock, restricted stock units, options or other stock awards to employees, officers or directors of the Company pursuant to any equity plan that is described in the SEC Documents, (ii) the issuance and sale of the Securities to be issued hereunder and securities upon the exercise or exchange of or conversion of any Securities issued hereunder and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock splits or combinations) or to extend the term of such securities, (iii) securities issued in connection with (1) the acquisition by the Company of the business, technology, not less than a majority or controlling portion of the securities, property or other assets of another person or entity or pursuant to an employee benefit plan assumed by the Company in connection with such acquisition and the issuance of any such securities pursuant to any such agreement, or (2) the Company’s bona fide commercial transactions (including joint ventures, commercial relationships or other strategic transactions), and (iv) the filing of any registration statement on Form S-8 relating to securities granted or to be granted pursuant to the Company’s stock plans that are described in the SEC Documents or any assumed employee benefit plan contemplated by clause (iii); provided, however, that the aggregate number of shares of Common Stock issued pursuant to clause (iii) during the restricted period shall not exceed 10% of the total number of shares of Common Stock issued and outstanding immediately following the Closing.
(e)“Law” means any federal, state, local or foreign law (including common law), statute, code, ordinance, rule, regulation, order, judgment, writ, stipulation, award, injunction, decree, arbitration award or finding or any other legally enforceable requirement.
(f)“Material Adverse Effect” has the meaning set forth in Section 4.1
(g)“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.
(h)“Securities” means the Shares, the Pre-Funded Warrants and the Warrant Shares.
(i)“Trading Market” means the Nasdaq Global Select Market.
(j)“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Pre-Funded Warrants.
Section 3CLOSING, CLOSING CONDITIONS AND CLOSING DELIVERIES.
3.1Closing. The closing of the purchase and sale of the Shares and Pre-Funded Warrants pursuant to this Agreement (the “Closing”) shall occur no later than 5:00 p.m., Pacific time, on February 29, 2024, subject to the satisfaction or waiver of all of conditions set forth in Section 3.2 and the delivery of all of the closing deliveries set forth in Section 3.3 (such date, the “Closing Date”), at the offices of Wilson Sonsini Goodrich & Rosati, P.C., 650 Page Mill Road, Palo Alto, CA 94304, or at such other time and place as may be agreed to by the Company and the Purchasers.
3.2Closing Conditions.
(a)Mutual Closing Condition. There shall have been no Law enacted, entered, promulgated, enforced or deemed applicable by any governmental authority of competent jurisdiction that is in effect and makes illegal or otherwise prohibits or materially delays the consummation of the Closing.
(b)Conditions to Purchaser’s Obligations. Each Purchaser’s obligation to purchase the Shares and/or Pre-Funded Warrants (as applicable) at the Closing is subject to the fulfillment, on or before the Closing, of each of the following conditions, unless waived:

(i)The Company’s representations and warranties in Section 4 shall be true and correct in all material respects at the date of the Closing, with the same force and effect as if they had been made on and as of the date of the Closing, other than the representations and warranties set forth in Sections 4.1, 4.2, 4.3, 4.6, 4.8, and 4.9, which shall be true and correct in all respects as if they had been made on and as of the Closing.
(ii)The Company shall have performed and complied with in all material respects all agreements and conditions herein required to be performed or complied with by the Company on or before the Closing, or any breach or failure to do so has been cured.
(iii)There shall have been no Material Adverse Effect with respect to the Company since the date hereof.
(iv)    From the date hereof to the Closing Date, trading in the Common Stock shall not have been suspended by the Securities and Exchange Commission (the “Commission”) or the Trading Market, nor shall suspension have been threatened either (A) in writing by the Commission or the Trading Market or (B) by falling below the minimum maintenance requirements of the Trading Market, and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on the Trading Market, nor shall a banking moratorium have been declared by the United States, New York State or California authorities.
(v)The Company shall have filed with the Trading Market a Listing of Additional Shares notification form for the listing of the Shares and the Warrant Shares. No objection shall have been raised by the Trading Market with respect to the consummation of the transactions contemplated by this Agreement.
(vi)The Company shall have delivered the closing deliverables set forth in Section 3.3 to the Purchasers.
(vii)The Company shall have obtained any and all consents, permits, approvals, registrations and waivers necessary for the consummation of the purchase and sale of the Securities and the consummation of the other transactions contemplated by this Agreement, including the waiver of any applicable registration rights that could affect the rights of the Purchasers hereunder, all of which shall be in full force and effect.
(c)Conditions to the Company’s Obligations. The Company’s obligation to issue and sell the Securities at the Closing to a Purchaser is subject to the fulfillment, on or before the Closing, of each of the following conditions, unless waived:
(i)Such Purchaser’s representations and warranties in Section 5 shall be true and correct in all material respects at the date of the Closing, with the same force and effect as if they had been made on and as of said date.
(ii)Such Purchaser shall have performed and complied with in all material respects all agreements and conditions herein required to be performed or complied with by it on or before the Closing, or any breach or failure to do so has been cured.
3.3Closing Deliveries.
(a)Payment of the Purchase Price at Closing. At the Closing, following receipt of the evidence of the Shares being issued (which may be satisfied by an electronic copy of the shareholder registry of the Company reflecting the issuance of the Shares to a Purchaser), each Purchaser shall deliver, or cause to be delivered, to the Company, an amount equal to the Purchase Price by wire transfer of immediately available funds to the Company’s account pursuant to wire instructions set forth in Schedule A. Each Purchaser’s obligations to pay the Purchase Price shall be several and not joint.
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(b)Issuance of the Securities at the Closing. At the Closing, the Company shall issue, or cause the Company’s transfer agent to issue, to each Purchaser through a book-entry account maintained by the Company’s transfer agent the number of Shares purchased by such Purchaser, as set forth below such Purchaser’s name on its signature page hereto, at the Closing against payment by such Purchaser of the Purchase Price. Such Shares shall be appropriately legended as set forth in Section 5.11 herein. For each Purchaser of Pre-Funded Warrants, the Company shall deliver to each such Purchaser (or such Purchaser’s designated custodian per its delivery instructions) a Pre-Funded Warrant (with the original Pre-Funded Warrant to be delivered to such Purchase within five (5) Business Days of Closing) registered in the name of such Purchaser to purchase up to the number of Warrant Shares as set forth below such Purchaser’s name on its signature page hereto, with an exercise price equal to $0.01, subject to adjustment as provided therein.
(c)Secretary’s Certificate. At the Closing, the Purchasers shall have received a certificate signed by the Secretary of the Company, in form and substance reasonably satisfactory to the Purchasers, (i) certifying the resolutions of the Board of Directors of the Company or a duly authorized committee thereof approving this Agreement and all of the transactions contemplated hereunder and (ii) certifying the current versions of the Company’s certificate of incorporation and bylaws.
(d)Compliance Certificate. At the Closing, the Purchasers shall have received a certificate signed by the President and Chief Executive Officer of the Company, in form and substance reasonably satisfactory to the Purchasers, certifying to the fulfillment of the conditions set forth in Section 3.2(b).
(e)Opinion. At the Closing, the Purchasers shall have received an opinion of Wilson Sonsini Goodrich & Rosati, P.C., counsel for the Company, dated as of the Closing Date, in a form reasonably satisfactory to the Purchasers.
(f)Lock-up Agreements. At the Closing, the Purchasers shall have received executed lock-up agreements by and among the Company and the directors and executive officers of the Company, in the form attached hereto as Exhibit B (the “D&O Lock-up”), which lock-up agreement may only be waived by the Company upon receipt of written consent of the Purchasers holding at least a majority of the Securities issued hereunder and then-held by all Purchasers (the “Requisite Purchasers”).
(g)Nominating Agreement. At the Closing, Baker Brothers Life Sciences, L.P. and 667, L.P. (collectively “BB”) and the Company shall have executed and delivered a nominating agreement, dated as of the Closing Date, in a form reasonably satisfactory to BB and the Company.
Section 4REPRESENTATIONS AND WARRANTIES OF THE COMPANY.
Except as disclosed in the SEC Documents (as defined in Section 4.4 below), the Company hereby represents and warrants to the Purchasers as follows:
4.1Organization and Standing; Subsidiaries. Each of the Company and its subsidiaries has been (a) duly incorporated or organized and is validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, with power and authority (corporate and other) to own its properties and conduct its business as presently conducted, and (b) duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified would not have resulted in: (i) a material adverse effect on the legality, validity or enforceability of this Agreement, (ii) a material adverse effect on the results of operations, assets, business or condition (financial or otherwise) of the Company, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform on a timely basis its material obligations under this Agreement with respect to the Closing (any of (i), (ii) or (iii), a “Material Adverse Effect”). The Company’s subsidiaries are set forth on Exhibit 21.1 to its most recent Annual Report on Form 10-K, and the Company owns, directly or indirectly, 100% of the outstanding equity securities of such subsidiaries.
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4.2Corporate Power; Authorization. The Company has all requisite rights, power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby has been duly and validly taken. This Agreement has been duly authorized, executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors’ rights generally and (ii) as limited by equitable principles generally, including any specific performance.
4.3Issuance and Delivery of the Securities. The Shares and Pre-Funded Warrants have been duly authorized and, when issued and paid for in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable and, in the case of the Pre-Funded Warrants, will be valid and binding agreements of the Company, enforceable against the Company in accordance with their terms. The Warrant Shares have been duly and validly authorized and reserved for issuance and, upon exercise of the Pre-Funded Warrants, in accordance with their terms, including the payment of any exercise price therefor, will be validly issued, fully paid and nonassessable. The issuance and delivery of the Securities is not subject to preemptive, co-sale, right of first refusal or any other similar rights of the stockholders of the Company or any other Person or any liens, encumbrances or restrictions that have not been duly waived. Assuming the accuracy of the representations made by the Purchasers in Section 5, the offer and issuance by the Company of the Securities is exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”).
4.4SEC Documents. The Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and has filed in a timely manner all documents that the Company was required to file with the Commission under Sections 13, 14(a) and 15(d) of the Exchange Act, since becoming subject to the requirements of the Exchange Act (the foregoing documents (together with any documents filed by the Company under the Exchange Act, whether or not required) being collectively referred to herein as the “SEC Documents”). As of their respective filing dates (or, if amended prior to the date of this Agreement, when amended), all SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder. None of the SEC Documents as of their respective filing dates contained any untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. As of the date hereof, the Company is not an “ineligible issuer” (as defined in Rule 405 promulgated under the Securities Act).
4.5Financial Statements; Independent Accountants. The financial statements included in the SEC Documents, together with the related schedules and notes, present fairly, in all material respects, the financial position of the Company and its subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its subsidiaries for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly, in all material respects in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the SEC Documents present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included in the SEC Documents under the Securities Act or the rules and regulations promulgated thereunder. All disclosures contained in the SEC Documents regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable. Ernst & Young LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the Securities Act and the rules and regulations of the Commission thereunder.

4.6Capitalization. The Company has an authorized capitalization as set forth in the SEC Documents and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and conform in all material respects to the description of the capital stock contained in the SEC Documents; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except, in the case of any foreign subsidiary, for directors’ qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for such liens or encumbrances described in the SEC Documents. Neither the Company nor any of its subsidiaries is (i) in violation of its certificate of incorporation or bylaws (or other applicable organizational document), (ii) in violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, or (iii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of the foregoing clauses (ii) and (iii), for such violations or defaults as would not, individually or in the aggregate, have a Material Adverse Effect. Except as disclosed in the SEC Documents, there are no existing options, warrants, calls, subscriptions or other rights, agreements, arrangements or commitments of any character, relating to the issued or unissued capital stock of the Company, obligating the Company to issue, transfer, sell, redeem, purchase, repurchase or otherwise acquire or cause to be issued, transferred, sold, redeemed, purchased, repurchased or otherwise acquired any capital stock or voting debt of, or other equity interest in, the Company or securities or rights convertible into or exchangeable for such shares or equity interests or obligations of the Company to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment. Neither the execution of this Agreement nor the issuance of Common Stock or other securities pursuant to any provision of this Agreement or the Pre-Funded Warrants will give rise to any preemptive rights or rights of first refusal on behalf of any Person or result in the triggering of any anti-dilution or other similar rights (including a rights distribution under any “poison pill” plan or similar arrangement). Other than the Common Stock, there are no other shares of any other class or series of capital stock of the Company issued or outstanding. The Company’s certificate of incorporation, as in effect on the date hereof, and the Company’s bylaws, as in effect on the date hereof, are included in the SEC Documents, and the Company shall not amend or otherwise modify its certificate of incorporation or bylaws prior to the Closing.
4.7Litigation. There are no legal or governmental actions, suits or other proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which would individually or in the aggregate have a Material Adverse Effect; and, to the Company’s knowledge, no such actions, suits or proceedings are threatened or contemplated by governmental authorities or threatened by others.
4.8Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, or local governmental authority or the Trading Market on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except for the filings required by the Trading Market and the filing of a Form D with the Commission under the Securities Act and compliance with the securities and blue sky laws in the states and other jurisdictions in which shares of Common Stock are offered and/or sold, which compliance will be effected by the Company in accordance with such laws.

4.9No Default or Consents. The issue and sale of the Shares and Pre-Funded Warrants and the compliance by the Company with this Agreement and the consummation by the Company of the transactions contemplated in this Agreement will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (A) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except, in the case of this clause (A) for such defaults, breaches, or violations that would not, individually or in the aggregate, have a Material Adverse Effect, (B) the certificate of incorporation or bylaws (or other applicable organizational document) of the Company or any of its subsidiaries, or (C) any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except, in the case of this clause (C) for such violations that would not, individually or in the aggregate, have a Material Adverse Effect.
4.10No Material Adverse Change. Since December 31, 2023, there have been no events, occurrences or developments that have had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.
4.11No General Solicitation. Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D promulgated under the Securities Act) in connection with the offer or sale of the Securities.
4.12 No Integrated Offering. None of the Company or any of its Affiliates, or any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the Securities Act or cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable stockholder approval provisions, including under the rules and regulations of the Trading Market.
4.13Sarbanes-Oxley Act. The Company was and is in compliance with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith that are effective and applicable to the Company as of the date hereof.

4.14Intellectual Property. The Company and its subsidiaries own or possess sufficient rights to use all owned or in-licensed patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, domain names and other source indicators, copyrights and copyrightable works, know-how, trade secrets, systems, procedures, proprietary or confidential information and all other worldwide intellectual property, industrial property and proprietary rights (including all goodwill associated with the foregoing) (collectively, “Intellectual Property”) material to the conduct of their businesses as presently conducted or currently proposed to be conducted in the SEC Documents. To the knowledge of the Company, the Company and its subsidiaries have not materially infringed, misappropriated or otherwise violated any Intellectual Property of any person and the conduct of its business as presently conducted or as proposed to be conducted. Except as would not reasonably be expected to have a Material Adverse Effect, there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim (i) challenging the Company’s or any of its subsidiaries’ rights in or to, or alleging the violation of any of the terms of, any of their Intellectual Property; (ii) alleging that the Company or any of its subsidiaries have infringed, misappropriated or otherwise violated or conflicted with any Intellectual Property of any third party; or (iii) challenging the validity, scope or enforceability of any Intellectual Property owned by or exclusively licensed to the Company or any of its subsidiaries. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (w) all Intellectual Property owned by or licensed to the Company or any of its subsidiaries (1) is, to the knowledge of the Company, valid and enforceable, (2) is solely owned by or, licensed or co-licensed by the Company or one or more of its subsidiaries, and (3) is owned free and clear of all liens, encumbrances, defects and other restrictions, and (x) to the knowledge of the Company, no third party has infringed, misappropriated or otherwise violated any Intellectual Property owned by or exclusively licensed to the Company or any of its subsidiaries. The Company and its subsidiaries have at all times taken reasonable steps in accordance with normal industry practice to maintain the confidentiality of all material Intellectual Property the value of which to the Company and its subsidiaries is contingent upon maintaining the confidentiality thereof. All founders, current and former employees, contractors, consultants and other parties involved in the development of material Intellectual Property for the Company and its subsidiaries have signed confidentiality and invention assignment agreements with the Company or its subsidiaries, pursuant to which the Company and its subsidiaries either (y) have obtained ownership of and are the exclusive owner of such material Intellectual Property, or (z) have obtained a valid right to exploit such material Intellectual Property, sufficient for the conduct of their businesses as currently conducted and as proposed in the SEC Documents.
4.15Properties and Assets. The Company and its subsidiaries do not own any real property and have good and marketable title to all personal property (other than with respect to Intellectual Property, which is addressed exclusively in Section 4.15) owned by them, in each case free and clear of all liens, pledges, encumbrances and defects, or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under, to the Company’s knowledge, valid, subsisting and enforceable leases (subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights or remedies of creditors generally; (ii) the application of general principles of equity; and (iii) applicable law and public policy with respect to rights to indemnity and contribution) with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

4.16Compliance and Regulatory. The Company has operated and currently is in compliance with all applicable rules and regulations of the U.S. Food and Drug Administration (“FDA”), except where the failure to so operate or be in compliance would not reasonably be expected to have a Material Adverse Effect. Any studies, tests and preclinical and clinical trials conducted by the Company and, to the knowledge of the Company, any studies, tests and preclinical and clinical trials conducted on behalf of the Company or in which the Company has participated, were, and if still pending are, being conducted in accordance with experimental protocols, procedures and controls pursuant to accepted professional scientific standards and all applicable rules and regulations, including those of the FDA and comparable regulatory agencies outside of the United States, to which the Company is subject and, for studies submitted to regulatory authorities as a basis for regulatory approval and preclinical and clinical trials, current Good Clinical Practices and Good Laboratory Practices, except where the failure to be so conducted would not reasonably be expected to have a Material Adverse Effect; the descriptions of the results of such studies, tests and trials contained in the SEC Documents are, to the Company’s knowledge, accurate and complete in all material respects and fairly present the data derived from such studies, tests and trials; the Company is not aware of any studies, tests or trials, the results of which the Company believes reasonably call into question the study, test, or trial results described or referred to in the SEC Documents when viewed in the context in which such results are described and the clinical state of development; and the Company has not received any notices or correspondence from the FDA or any other comparable federal, state, local or foreign governmental or regulatory authority requiring the termination or suspension of any studies, tests or preclinical or clinical trials conducted by or on behalf of the Company.
4.17Taxes. The Company has paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof (after giving effect to any valid extensions with respect to the filing of tax returns), except where the failure to pay or file would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and there are no tax deficiencies that have been, or would reasonably be expected to be, asserted against the Company or any of its property or assets and which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
4.18Investment Company. The Company is not, and immediately after receipt of payment for the Shares and Pre-Funded Warrants, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.
4.19Insurance. The Company has insurance covering its property, operations, personnel and businesses, including clinical trial insurance and business interruption insurance, which insurance is, in the Company’s reasonable judgment, in amounts and insures against such losses and risks as are generally maintained by similarly situated companies and which the Company believes are reasonably adequate to protect the Company and its business; and the Company has not (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.
4.20Price of Common Stock. The Company has not taken, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.
4.21Governmental Permits, Etc. The Company possesses all licenses, sub-licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are required for the ownership or lease of its property or the conduct of its businesses as currently conducted, including, without limitation, from the FDA except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and the Company has not received notice of any revocation of any such license, sub- license, certificate, permit or authorization or has any reason to believe that any such license, sub-license, certificate, permit or authorization will not be renewed in the ordinary course.

4.22Internal Control over Financial Reporting.
(a)The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that (i) complies with the requirements of the Exchange Act applicable to the Company, (ii) has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and (iii) is sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and the Company is not aware of any material weaknesses in its internal control over financial reporting (it being understood that this subsection shall not require the Company to comply with Section 404 of the Sarbanes-Oxley Act of 2002 as of an earlier date than it would otherwise be required to so comply under applicable law).
(b)Since the date of the latest audited financial statements, there has been no change in the Company’s internal control over financial reporting that has materially and adversely affected, or is reasonably likely to materially and adversely affect, the Company’s internal control over financial reporting.
(c)The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act applicable to the Company; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective.
4.23Foreign Corrupt Practices. None of the Company nor any of its subsidiaries nor any of its or their directors, officers, employees, affiliates nor, to the knowledge of the Company, any agent or other person associated with or acting on behalf of the Company or any of its subsidiaries (i) has made, offered, promised or authorized or will make, offer, promise or authorize any unlawful contribution, gift, entertainment or other unlawful expense; (ii) has made, offered, promised or authorized or will make, offer, promise or authorize any direct or indirect unlawful payment; or (iii) has violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti- corruption law; the Company and its affiliates have conducted their businesses in compliance with applicable anti-bribery and anti-corruption laws and have instituted and maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein; and the Company will not use, directly or indirectly, the proceeds of the offering and sale of the Securities in furtherance of an offer, payment, promise to pay or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-bribery or anti-corruption laws.
4.24Data Security.

(a) Except as would not reasonably be expected to result in a Material Adverse Effect on the Company and its subsidiaries taken as a whole, the Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (including the data of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of the Company and its subsidiaries) operate and perform in all material respects as required in connection with the operation of the business of the Company and its subsidiaries, and, to the knowledge of the Company, are free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and its subsidiaries have used reasonable efforts to establish and maintain, and have established, maintained, implemented and complied with, reasonable information technology, information security, cyber security and data protection controls, policies, procedures and safeguards, including oversight, access controls, encryption, technological and physical safeguards and business continuity/disaster recovery and security plans that are necessary to protect against and prevent breach, destruction, loss, unauthorized distribution, use, disruption, access, disablement, misappropriation or modification, or other compromise or misuse of or relating to any information technology system or personal, personally identifiable, household, sensitive, confidential or regulated data (“Data”) in its possession or control used in connection with the operation of the Company’s and its subsidiaries’ businesses (“Breach”). To the knowledge of the Company, there has been no such Breach except as would not reasonably be expected to have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole. The Company and its subsidiaries have not been notified of and have no knowledge of any event or condition that would reasonably be expected to result in, any such Breach.
(b)The Company and its subsidiaries have complied, and are presently in compliance, in all material respects, with all internal and external privacy policies, contractual obligations, industry standards, applicable laws, statutes, judgments, orders, rules and regulations of any court or arbitrator or other governmental or regulatory authority and any legal obligations regarding the collection, use, transfer, import, export, storage, protection, disposal and disclosure by the Company and its subsidiaries of Data (“Data Security Obligations”); neither the Company nor any of its subsidiaries has received any notification of or complaint regarding, and are aware of any other facts that, individually or in the aggregate, would reasonably indicate non-compliance with any Data Security Obligation; and there is no pending, or to the knowledge of the Company, threatened, action, suit or proceeding by or before any court or governmental agency, authority or body pending or threatened alleging non- compliance with any Data Security Obligation. The Company and its subsidiaries have taken steps reasonably necessary in accordance with industry standard practices to protect such information against loss and against unauthorized access, use, modification, disclosure or other misuse, except in each case to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole. To the knowledge of the Company, except as would not individually or in the aggregate have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole, there has been no unauthorized access to such information.

4.25Environmental. The Company (x) has complied and is in compliance with all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions, judgments, decrees and orders relating to pollution, hazardous or toxic substances, wastes, pollutants, contaminants or the protection of human health or safety, the environment or natural resources (collectively, “Environmental Laws”); (y) has received and is in compliance with all permits, licenses, certificates or other authorizations or approvals required of it under any Environmental Laws to conduct its business; and (z) has not received notice of any actual or potential liability of the Company, or obligation of the Company under or relating to, or any actual or potential violation of, any Environmental Laws by the Company, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and has no knowledge of any event or condition that would reasonably be expected to result in any such notice, and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company, except in the case of each of (i) and (ii) above, for any such matter as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (iii) there is no proceeding that is pending, or that is known by the Company to be contemplated, against the Company under any Environmental Laws in which a governmental entity is also a party, other than such proceeding regarding which the Company reasonably believes no monetary sanctions of $100,000 or more will be imposed, and (iv) the Company is not aware of any facts regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, and the Company does not anticipate material capital expenditures relating to any Environmental Laws.
4.26Employee Relations. No material labor disturbance by or dispute with employees of the Company exists or, to the knowledge of the Company, is contemplated or threatened, and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of its principal suppliers or contractors, except as would not have a Material Adverse Effect. The Company has not received any notice of cancellation or termination with respect to any collective bargaining agreement material to the Company.

4.27ERISA. Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any entity, whether or not incorporated, that is under common control with the Company within the meaning of Section 4001(a)(14) of ERISA or any entity that would be regarded as a single employer with the Company under Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) (i) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code, except for noncompliance that would not reasonably be expected to result in material liability to the Company; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan, excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no Plan has failed (whether or not waived), or is reasonably expected to fail, to satisfy the minimum funding standards (within the meaning of Section 302 of ERISA or Section 412 of the Code) applicable to such Plan; (iv) no Plan is, or is reasonably expected to be, in “at risk status” (within the meaning of Section 303(i) of ERISA) and no Plan that is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA is in “endangered status” or “critical status” (within the meaning of Sections 304 and 305 of ERISA) (v) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, the fair market value of the assets of each such Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (vi) no “reportable event” (within the meaning of Section 4043(c) of ERISA and the regulations promulgated thereunder) has occurred or is reasonably expected to occur; (vii) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified, and to the knowledge of the Company, nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification; (viii) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guarantee Corporation, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA); and (ix) none of the following events has occurred or is reasonably likely to occur: (A) a material increase in the aggregate amount of contributions required to be made to all Plans by the Company or its Controlled Group affiliates in the current fiscal year of the Company and its Controlled Group affiliates compared to the amount of such contributions made in the Company’s and its Controlled Group affiliates’ most recently completed fiscal year; or (B) a material increase in the Company’s “accumulated post-retirement benefit obligations” (within the meaning of Accounting Standards Codification Topic 715-60) compared to the amount of such obligations in the Company’s most recently completed fiscal year, except in each case with respect to the events or conditions set forth in (i) through (ix) hereof, as would not, individually or in the aggregate, have a Material Adverse Effect.
4.28Registration Rights and Other Stockholder Agreements. No Person has any right to cause the Company to effect the registration under the Securities Act covering the transfer of any securities of the Company and there are no other stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the Company’s knowledge, between or among any of the Company’s stockholders.
4.29Trading Market Compliance. The Company has not, in the previous twelve (12) months, received, nor is there any reasonable basis for, (i) written notice from the Trading Market that the Company is not in compliance with the listing or maintenance requirements of the Trading Market that would result in immediate delisting or (ii) any notification, Staff Delisting Determination, or Public Reprimand Letter (as such terms are defined in applicable listing rules of the Trading Market) that requires a public announcement by the Company of any noncompliance or deficiency with respect to such listing or maintenance requirements. The Company is in compliance with all listing and maintenance requirements of the Trading Market on the date hereof.

4.30Anti-Money Laundering. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with the requirements of applicable anti-money laundering laws, including, but not limited to, the Bank Secrecy Act of 1970, as amended by the USA PATRIOT ACT of 2001, and the rules and regulations promulgated thereunder, and the applicable anti-money laundering laws of the various jurisdictions in which the Company and its subsidiaries conduct business (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.
4.31No “Bad Actor” Disqualification. No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company or, to the knowledge of the Company, any Company Covered Person (as defined below), except for a Disqualification Event to which Rule 506(d)(2)(ii-iv) or (d)(3) is applicable. “Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any person listed in the first paragraph of Rule 506(d)(1).
4.32OFAC. None of the Company or any of its subsidiaries nor, to the knowledge of the Company, its or their directors or officers, or any agent, employee or affiliate of the Company or any of its subsidiaries is, or is owned or controlled by one or more individuals or entities that is currently the subject or the target of any sanctions administered or enforced by the U.S. Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person,” the European Union, Her Majesty’s Treasury, the United Nations Security Council, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Donetsk People’s Republic, or so-called Luhansk People’s Republic or any other Covered Region of Ukraine identified pursuant to Executive Order 14065, and the Crimea region, Cuba, Iran, North Korea and Syria); the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject or the target of Sanctions or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions; and for the past five years, the Company has not knowingly engaged in and is not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or target of Sanctions or with any Sanctioned country.
4.33Shell Company Status. The Company is not, and has never been, an issuer identified in Rule 144(i)(1).
Section 5REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS.
Each Purchaser, severally and not jointly, represents and warrants to the Company that:
5.1Risk. Such Purchaser, taking into account the personnel and resources it can practically bring to bear on the purchase of the Securities contemplated hereby, is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in securities presenting an investment decision like that involved in the purchase of the Securities, including investments in securities issued by the Company, and has requested, received, reviewed and considered all information such Purchaser knows about and deems relevant (including the SEC Documents) in making an informed decision to purchase the Securities.
5.2Purchase for Investment. Purchaser is acquiring the Securities pursuant to this Agreement for its own account for investment only and with no present intention of distributing any of such Securities or any arrangement or understanding with any other Persons regarding the distribution of such Securities, except in compliance with Section 5.4.

5.3Reliance. Such Purchaser understands that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of the Securities Act, the rules and regulations thereunder and state securities laws and that the Company is relying upon the truth and accuracy of, and such Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the Securities. If any of the representations made by such Purchaser herein are no longer accurate in all material respects prior to Closing, such Purchaser shall promptly notify the Company. If such Purchaser is acquiring the Securities as a fiduciary or agent for one or more investor accounts, it represents that it has sole investment discretion with respect to each such account and it has full power to make the foregoing representations, acknowledgements and agreements on behalf of such account.
5.4Compliance with the Securities Act. Such Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the securities purchased hereunder except in compliance with the Securities Act, applicable blue sky laws, and the rules and regulations promulgated thereunder.
5.5Accredited Investor. Such Purchaser is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act or a Qualified Institutional Buyer within the meaning of Rule 144A promulgated under the Securities Act.
5.6Power and Authority. Such Purchaser has all requisite corporate power, and has taken all requisite corporate action, to authorize, execute and deliver this Agreement and each of the other agreements and instruments contemplated herein to which the Purchaser is a party, to consummate the transactions contemplated herein and therein and to carry out and perform all of such Purchaser’s obligations hereunder and thereunder. Upon the execution and delivery of this Agreement, this Agreement shall constitute a valid and binding obligation of such Purchaser, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors’ rights generally and (ii) as limited by equitable principles generally, including any specific performance.
5.7Broker Dealer. Such Purchaser is not a broker or dealer registered pursuant to Section 15 of the Exchange Act (a “Registered Broker Dealer”) and is not an Affiliate of a Registered Broker Dealer.
5.8Sophisticated Investor. Such Purchaser acknowledges that it is a sophisticated investor engaged in the business of assessing and assuming investment risks with respect to securities, including securities such as the Securities being offered hereby. Such Purchaser further acknowledges that it is aware of the restrictions imposed by United States securities laws on the purchase or sale of securities by any Person who has received material, non-public information from the issuer of such securities and on the communication of such information to any other Person when it is reasonably foreseeable that such other Person is likely to purchase or sell such securities in reliance upon such information.
5.9Other Securities Transactions. Such Purchaser has not, either directly or indirectly through an Affiliate, agent or representative of the Company, engaged in any transaction in the securities of the Company other than with respect to the transactions contemplated herein, since the time that the Purchaser was first contacted by the Company or a representative of the Company regarding the transactions contemplated hereby until the date hereof, except as set forth in filings made with the Commission pursuant to the Exchange Act.
5.10Independent Advice. Such Purchaser understands that nothing in this Agreement or any other materials presented to such Purchaser in connection with the purchase and sale of the Securities constitutes legal, tax or investment advice. Such Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Securities.

5.11Legends. Such Purchaser understands that, until such time as the Shares and/or Warrant Shares may be sold pursuant to Rule 144 or an effective resale registration statement, any certificates representing the Shares and/or Warrant Shares, whether maintained in a book entry system or otherwise, will bear one or more legends in substantially the following form and substance:
“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, HYPOTHECATED OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO A TRANSACTION WHICH IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS.”
In addition, any stock certificates, whether maintained in a book entry system or otherwise, representing the Shares and/or Warrant Shares may contain any legend required by the blue sky laws of any state to the extent such laws are applicable to the sale of such Shares and/or Warrant Shares hereunder. The Company shall use its commercially reasonable efforts to help facilitate the removal of such legend as soon as it is legally permitted to do so under Rule 144, or to facilitate any transfer of the Shares and/or Warrant Shares under Rule 144 that may be requested by Purchasers but shall not be obligated to incur any material, noncustomary costs or expenses in making such efforts other than as set forth herein.

The Company shall, at its sole expense, upon appropriate notice from any Purchaser stating that Shares and/or Warrant Shares have been sold pursuant to an effective registration statement, cause its transfer agent to timely prepare and deliver certificates or book-entry shares representing the Shares and/or Warrant Shares to be delivered to a transferee pursuant to the registration statement, which certificates or book-entry shares shall be free of any restrictive legends and in such denominations and registered in such names as such Purchaser may request. Further, the Company shall, at its sole expense, cause its legal counsel or other counsel satisfactory to the transfer agent: (i) while the registration statement is effective, to issue to the transfer agent a “blanket” legal opinion to allow sales without restriction pursuant to the effective registration statement, and (ii) provide all other opinions as may reasonably be required by the transfer agent in connection with the removal of legends. A Purchaser may request that the Company remove, and the Company agrees to authorize the removal of, any legend from such Shares and/or Warrant Shares, following the delivery by a Purchaser to the Company or the Company’s transfer agent of a legended certificate representing such Shares and/or Warrant Shares: (i) following any sale of such Shares and/or Warrant Shares pursuant to Rule 144, (ii) if such Shares and/or Warrant Shares are eligible for sale under Rule 144(b)(1), or (iii) following the time that the registration statement becomes effective. If a legend removal request is made pursuant to the foregoing, the Company will, no later than two Business Days following the delivery by a Purchaser to the Company or the Company’s transfer agent of a legended certificate representing such Shares and/or Warrant Shares (or a request for legend removal, in the case of Shares and/or Warrant Shares issued in book-entry form), deliver or cause to be delivered to such Purchaser a certificate representing such Shares and/or Warrant Shares that is free from all restrictive legends or an equivalent book-entry position, as requested by the Purchaser. Certificates for Shares and/or Warrant Shares free from all restrictive legends may be transmitted by the Company’s transfer agent to the Purchasers by crediting the account of the Purchaser’s prime broker with the Depository Trust Company (“DTC”) as directed by such Purchaser. If a Purchaser effects a transfer of the Shares and/or Warrant Shares in accordance with this Section 5.11, the Company shall permit the transfer and shall promptly instruct its transfer agent to issue one or more certificates or credit shares to the applicable balance accounts at DTC in such name and in such denominations as specified by such Purchaser to effect such transfer. Each Purchaser hereby agrees that the removal of the restrictive legend pursuant to this Section 5.11 is predicated upon the Company’s reliance that such Purchaser will sell any such Shares and/or Warrant Shares pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and such Purchaser shall deliver a certificate reasonably satisfactory to the Company to the foregoing effect.
5.12Restricted Securities. Such Purchaser understands that the Securities are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such Securities may be resold without registration under the Securities Act only in certain limited circumstances. Accordingly, such Purchaser represents that it is familiar with Rule 144 of the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.
5.13No “Bad Actor” Disqualification Events. If the Purchaser is a person listed in the first paragraph of Rule 506(d)(1) with respect to the Company as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, such Purchaser represents that it is not a person of the type described in Section 506(d) of Regulation D under the Securities Act that would disqualify the Company from engaging in a transaction pursuant to Section 506 of Regulation D under the Securities Act.

Section 6REGISTRATION OF THE SHARES AND COMPLIANCE WITH THE SECURITIES ACT.
6.1Registration Procedures and Expenses.
(a)Registration Statement. The Company shall, on or before the date that is thirty (30) days following the Closing Date (the “Filing Deadline”), prepare and file with the Commission a Registration Statement on Form S-3 (the “Registration Statement”), relating to and providing for the resale of the Shares and Warrant Shares by the Purchasers on a continuous basis pursuant to Rule 415 under the Securities Act; provided, that the Purchasers have completed and returned to the Company within five (5) Business Days of the Company’s request a form of questionnaire as may reasonably be requested by the Company and have provided any other information regarding the holder and the distribution of the Securities as the Company may, from time to time, reasonably request for inclusion in a Registration Statement pursuant to applicable law.
(b)Effectiveness Deadline. The Company shall use its commercially reasonable efforts, subject to receipt of necessary information from the Purchasers, to cause the effectiveness of the Registration Statement covering the Shares and Warrant Shares as soon as practicable after the date of the filing thereof and in any event within five (5) Business Days after the later of (i) the date on which the staff of the Commission indicates via email or telephone that it will not review or has no further comments on the Registration Statement, and (ii) the filing of all information required to be filed and incorporated by reference therein to the Registration Statement prior to any request for effectiveness, but in no event later than May 31, 2024 (such date, the “Effectiveness Deadline”).
(c)The Company shall promptly prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective until the earliest of (i) such time as all of the Shares and/or Warrant Shares purchased by the Purchasers pursuant to the terms of this Agreement have been sold pursuant to the Registration Statement or (ii) such time as the Shares and/or Warrant Shares become eligible for resale by non-affiliates without any restrictions pursuant to Rule 144(b)(1)(i) under the Securities Act (the “Effectiveness Period”).

(d)If either: (a) the Registration Statement is (i) not filed with the Commission on or before the Filing Deadline in violation of Section 6.1(a) (a “Filing Failure”) or (ii) if filed but not declared effective by the Commission on or before the Effectiveness Deadline (an “Effectiveness Failure”), or (b) on any day during the Effectiveness Period and after the date on which the Registration Statement is declared effective, sales of all of the Shares and Warrant Shares required to be included on such Registration Statement cannot be made (other than during a Blackout Period) pursuant to such Registration Statement (including, without limitation, because of a failure to keep such Registration Statement effective, to disclose such information as is necessary for sales to be made pursuant to such Registration Statement or to register a sufficient number of Shares or Warrant Shares as required by this Agreement) (a “Maintenance Failure”), then, in satisfaction of the damages to any Purchaser by reason of any such delay in or reduction of its ability to sell the Shares or Warrant Shares, the Company shall pay to each such Purchaser then holding Shares or Warrant Shares relating to such Registration Statement an amount in cash equal to 1.0% of the Purchase Price for the Shares and Warrant Shares then held by such Purchaser on each of the following dates (as applicable): (x) on every thirtieth (30th) day (prorated for periods totaling less than 30 days) following such Filing Failure until such Filing Failure is cured; (y) on every thirtieth (30th) day (prorated for periods totaling less than 30 days) following such Effectiveness Failure until such Effectiveness Failure is cured; and (z) on every thirtieth (30th) day (prorated for periods totaling less than 30 days) following such Maintenance Failure until such Maintenance Failure is cured. The payments to which a Purchaser shall be entitled pursuant to this Section 6.1(d) are referred to herein as “Registration Delay Payments”; provided that no Registration Delay Payments shall be required following the termination of the Effectiveness Period, and provided further that in no event shall the aggregate Registration Delay Payments accruing under this Section 6.1(d) exceed 6% of the Purchase Price for the Shares or Warrant Shares then held by such Purchaser (i.e., corresponding to a total delay of six months). In no event shall the Company be obligated to pay any damages pursuant to this Section 6.1(d) to more than one Purchaser in respect of the same Shares or Warrant Shares for the same period of time. The Registration Delay Payments shall be paid on the earlier of (I) the last day of the calendar month during which such Registration Delay Payments are incurred and (II) the third (3rd) Business Day after the event or failure giving rise to the Registration Delay Payments is cured. If a Purchaser elects to receive the Registration Delay Payments and such payments are timely paid, then the Registration Delay Payments described in this Section 6.1(d) shall constitute the Purchasers’ exclusive monetary remedy for any Filing Failure, Effectiveness Failure or Maintenance Failure. To the extent that a Purchaser does not elect to receive the Registration Delay Payments or such payments are not timely made by the Company, then the Purchaser may assert any other damages arising from such delays. The Filing Deadline and Effectiveness Deadline for a Registration Statement shall be extended without default or damages hereunder in the event that the Company’s failure to file or obtain the effectiveness of the Registration Statement on a timely basis results from the failure of a Purchaser to timely provide the Company with information requested by the Company and necessary to complete the Registration Statement in accordance with the requirements of the Securities Act. For the sake of clarity, at such time as Shares or Warrant Shares become eligible for resale without any volume limitations or other restrictions pursuant to Rule 144(b)(1)(i) under the Securities Act or any other rule of similar effect, a Purchaser shall not be eligible to receive any Registration Delay Payments with respect to such shares.
(e)Related Obligations. At such time as the Company is obligated to file the Registration Statement with the Commission pursuant to Section 6.1(a) hereof, the Company will use commercially reasonable efforts to effect the registration of the Shares and Warrant Shares in accordance with the intended method of disposition thereof and, pursuant thereto, the Company shall have the following obligations:
(i)The Company shall keep each Registration Statement effective pursuant to Rule 415 at all times with respect to each Purchaser’s Shares and Warrant Shares until the expiration of the Effectiveness Period. The Company shall ensure that each Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein (in the case of prospectuses, in the light of the circumstances in which they were made) not misleading.

(ii)The Company shall notify the Purchasers in writing of the happening of any event, as promptly as practicable after becoming aware of such event, as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided that in no event shall such notice contain any material, nonpublic information), and promptly prepare a supplement or amendment to such Registration Statement to correct such untrue statement or omission. The Company shall also promptly notify the Purchasers in writing (i) of any request by the Commission for amendments or supplements to the Registration Statement or related prospectus or related information, and (ii) of the Company’s reasonable determination that a post-effective amendment to the Registration Statement would be appropriate.
(iii)The Company shall use commercially reasonable efforts to prevent the issuance of any stop order or other suspension of effectiveness of the Registration Statement, or the suspension of the qualification of any of the Shares and/or Warrant Shares for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible moment and to notify the Purchasers of the issuance of such order and the resolution thereof or its receipt of notice of the initiation or threat of any proceeding for such purpose.
(iv)Neither the Company nor any affiliate thereof shall identify any Purchaser as an underwriter in any public disclosure or filing with the Commission or any applicable Trading Market without the prior written consent of such Purchaser, and any Purchaser being deemed an underwriter by the Commission shall not relieve the Company of any obligations it has under this Agreement.

(f)Blackout Period. Notwithstanding the foregoing obligations, the Company may, upon written notice to the Purchasers, which notice shall not contain any information that is or the Company reasonably believes is material non-public information, for a reasonable period of time after effectiveness, not to exceed 45 days (each, a “Blackout Period”), delay the filing of an amendment to a Registration Statement or suspend the effectiveness or use of any Registration Statement, in the event that (A) the Company is engaged in any activity or transaction or preparations or negotiations for any activity or transaction that the Company desires to keep confidential for business reasons, if the Company’s Board of Directors determines in good faith that the public disclosure requirements imposed on the Company under the Securities Act in connection with the Registration Statement would require at that time disclosure of such activity, transaction, preparations or negotiations and such disclosure could result in material harm to the Company or its business transactions or activities, (B) the Company does not yet have appropriate financial statements of any acquired or to be acquired entities necessary for filing, or (C) any other event occurs that makes any statement of a material fact made in such Registration Statement, including any document incorporated by reference therein, untrue or that requires the making of any additions or changes in the Registration Statement in order to make the statements therein not misleading; provided, however, that any Blackout Period shall terminate upon the earlier of (i) the expiration of such 45-day period or (ii) the completion, resolution or public announcement of the relevant transaction or event. If the Company suspends the effectiveness of a Registration Statement pursuant to this Section 6.1(f), the Company shall (x) as promptly as reasonably practicable following the termination of the circumstance which entitled the Company to do so, take such actions as may be necessary to reinstate the effectiveness of such Registration Statement and give written notice to the Purchasers authorizing the Purchasers to resume offerings and sales pursuant to such Registration Statement, and (y) cause its transfer agent to deliver unlegended shares of Common Stock to a transferee of any Purchaser in accordance with the terms of this Agreement in connection with any sale of Shares and/or Warrant Shares with respect to which a Purchaser has entered into a contract for sale, and delivered a copy of the prospectus included as part of the applicable Registration Statement (unless an exemption from such prospectus delivery requirement exists), prior to the Purchaser’s receipt of the notice of a Blackout Period and for which the Purchaser has not yet settled. If as a result thereof the prospectus included in such Registration Statement has been amended or supplemented to comply with the requirements of the Securities Act, the Company shall enclose such revised prospectus with the notice to each Purchaser given pursuant to this Section 6. The Company shall be entitled to exercise its rights under this Section 6.1(f) not more than once in any six (6) month period; provided, however, that the aggregate number of days of all Blackout Periods hereunder shall not exceed 90 days in any twelve (12) month period. After the expiration of any Blackout Period and without further request from the Purchaser, the Company shall effect the filing (or if required amendment or supplement) of the Registration Statement, or the filing of other documents, as necessary to allow the Purchaser to resell the Shares and/or Warrant Shares as set forth herein.
(g)Registration Expenses. The Company shall bear all expenses in connection with the procedures in paragraphs (a) through (e) of this Section 6.1 and the registration of the Shares and Warrant Shares pursuant to the Registration Statement, including up to $50,000 of reasonable legal expenses for one special counsel for the Purchasers in connection with the preparation and filing of each Registration Statement, other than fees and expenses, if any, of other advisers to the Purchasers or underwriting discounts, brokerage fees and commissions incurred by the Purchaser, if any in connection with the offering of the Shares and/or Warrant Shares pursuant to the Registration Statement.
(h)Timely Filing. In order to enable the Purchasers to sell the Shares and Warrant Shares under Rule 144 to the Securities Act, the Company shall use its commercially reasonable efforts during the Effectiveness Period to comply with the requirements of Rule 144, including without limitation, use its commercially reasonable efforts to comply with the requirements of Rule 144(c)(1) with respect to public information about the Company. During the Effectiveness Period, the Company covenants to use its commercially reasonable efforts to timely file all reports required to be filed by the Company under the Exchange Act even if the Company is not then subject to the reporting requirements of the Exchange Act.

(i)Purchaser Disclosures. The Company shall provide the Purchasers a reasonable opportunity to review and comment on all disclosures regarding the Purchasers and any plan of distribution proposed by them in connection with the preparation of any Registration Statement. Notwithstanding anything to the contrary contained herein, in no event shall the Company be permitted to name any Purchaser or Affiliate of a Purchaser as an “underwriter” without the prior written consent of such Purchaser.
6.2Restrictions on Transfer. Each Purchaser agrees that it will not effect any disposition of the Shares and/or Warrant Shares that would constitute a sale within the meaning of the Securities Act or pursuant to any applicable state securities laws, unless and until (1) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement or (2) such disposition is otherwise permitted by law, including pursuant to the procedures set forth in Rule 144 or any other applicable exemption from the registration requirements under the Securities Act. Notwithstanding the preceding sentence, no restriction shall apply to a transfer by a Purchaser that is (i) a partnership transferring to its partners or former partners in accordance with partnership interests, or (ii) a limited liability company transferring to its members or former members in accordance with member interests.
6.3Indemnification. For the purpose of this Section 6.3: (i) the term “Purchaser/Affiliate” shall mean any Affiliate of the Purchaser; and (ii) the term “Registration Statement” shall include any preliminary prospectus, final prospectus (the “Prospectus”), free writing prospectus, exhibit, supplement or amendment included in or relating to, and any document incorporated by reference in, the Registration Statement referred to in Section 6.1.

(a)The Company agrees to indemnify and hold harmless the Purchasers and each Purchaser/Affiliate, against any losses, claims, damages, liabilities or expenses, joint or several, that such Purchaser or Purchaser/Affiliate incurs, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company, such consent not to be unreasonably withheld or delayed), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, including the Prospectus, financial statements and schedules, and all other documents filed as a part thereof or incorporated by reference therein, as amended at the time of effectiveness of the Registration Statement, including any information deemed to be a part thereof as of the time of effectiveness pursuant to paragraph (b) of Rule 430A, or pursuant to Rules 430B, 430C or 434, under the Securities Act, or the Prospectus, in the form first filed with the Commission pursuant to Rule 424(b) under the Securities Act, or filed as part of the Registration Statement at the time of effectiveness if no Rule 424(b) filing is required or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state in any of them a material fact required to be stated therein or necessary to make the statements in the Registration Statement or any amendment or supplement thereto not misleading or in the Prospectus or any amendment or supplement thereto not misleading in light of the circumstances under which they were made, (ii) any violation or alleged violation by the Company or its agents of the Securities Act, the Exchange Act, or any other federal or state securities law or any rule or regulation thereunder, in connection with the performance or non-performance of its obligations under this Agreement or any action or inaction required of the Company in connection with any registration or (iii) arise out of or are based in whole or in part on any inaccuracy in the representations or warranties of the Company contained in this Agreement, breach of any covenant of the Company contained in this Agreement or any failure of the Company to perform its other obligations hereunder or under law, and will promptly reimburse each Purchaser and each Purchaser/Affiliate for any legal and other out-of-pocket expenses as such expenses are reasonably incurred and documented by such Purchaser or such Purchaser/Affiliate in connection with investigating, defending or preparing to defend, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company will not be liable for amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the written consent of the Company, which consent shall not be unreasonably withheld or delayed, and the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon (i) the gross negligence or willful misconduct of such Purchaser or any Purchaser/Affiliate, or (ii) an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Purchaser or any Purchaser/Affiliate expressly for use therein, or (iii) the inaccuracy of any representation or warranty made by such Purchaser herein or (iv) any statement or omission in any Prospectus that is corrected in any subsequent Prospectus that was delivered to the Purchaser prior to the pertinent sale or sales by the Purchaser. Any such indemnified Purchaser shall return all payments made hereunder if it is determined, by a final, non-appealable judgment by a court or arbitral tribunal, that the losses for which such payments were made resulted from such indemnified Purchaser’s or any Purchaser/Affiliate’s gross negligence or willful misconduct.

(b)Each Purchaser will severally, but not jointly, indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages, liabilities or expenses that the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person reasonably incurs, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, but only if such settlement is effected with the written consent of such Purchaser) insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon (i) any failure to comply with the covenants and agreements contained in Section 6.2 hereof respecting the sale of the Shares and/or Warrant Shares or (ii) the inaccuracy of any representation or warranty made by such Purchaser herein or (iii) any untrue or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements in the Registration Statement or any amendment or supplement thereto not misleading or in the Prospectus or any amendment or supplement thereto not misleading in the light of the circumstances under which they were made, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Purchaser or any Purchaser/Affiliate expressly for use therein; and will reimburse the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person for any legal and other expense reasonably incurred by the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that (i) each Purchaser’s aggregate liability under this Section 6 shall not exceed the amount of proceeds received by such Purchaser on the sale of the Shares and/or Warrant Shares pursuant to the Registration Statement, (ii) the Purchaser will not be liable for amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the written consent of such Purchaser, which consent shall not be unreasonably withheld or delayed, and (iii) a Purchaser will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon the gross negligence, fraud or willful misconduct of the Company, any of Company’s directors, any of Company’s officers who signed the Registration Statement or any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act.

(c)Promptly after receipt by an indemnified party under this Section 6.3 of notice of the threat or commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 6.3 promptly notify the indemnifying party in writing thereof, but the omission to notify the indemnifying party will not relieve it from any liability that it may have to any indemnified party for contribution or otherwise under the indemnity agreement contained in this Section 6.3 to the extent it is not prejudiced as a result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party, and the indemnifying party and the indemnified party shall have reasonably concluded, based on an opinion of counsel reasonably satisfactory to the indemnifying party, that there may be a conflict of interest between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 6.3 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, reasonably satisfactory to such indemnifying party, representing all of the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of action, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party. In no event shall any indemnifying party be liable in respect of any amounts paid in settlement of any action unless the indemnifying party shall have approved in writing the terms of such settlement; provided that such consent shall not be unreasonably withheld. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnification could have been sought hereunder by such indemnified party, unless such settlement (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding (y) imposes no liability or obligation on the indemnified person and (z) does not include any admission of fault, culpability, wrongdoing or malfeasance by or on behalf of the indemnified person. The indemnifying party shall notify the indemnified party promptly of the institution, threat or assertion of any proceeding in connection with, arising out of, as a result of, relating to or based upon the transactions contemplated by this Agreement of which the indemnifying party is aware. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified party and shall survive the transfer of any of the Shares or Warrant Shares by any of the Purchasers as permitted by this Agreement.

(d)If the indemnification provided for in this Section 6.3 is required by its terms but is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party under paragraphs (a), (b) or (c) of this Section 6.3 in respect to any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any losses, claims, damages, liabilities or expenses referred to herein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Purchaser from the private placement of Securities hereunder or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but the relative fault of the Company and the Purchaser in connection with the statements or omissions or inaccuracies in the representations and warranties in this Agreement and/or the Registration Statement that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and each Purchaser on the other shall be deemed to be in the same proportion as the amount paid by such Purchaser to the Company pursuant to this Agreement for the Securities purchased by such Purchaser that were sold pursuant to the Registration Statement bears to the difference (the “Difference”) between the amount such Purchaser paid for the Securities that were sold pursuant to the Registration Statement and the amount received by such Purchaser from such sale. The relative fault of the Company on the one hand and each Purchaser on the other shall be determined by reference to, among other things, whether the untrue or alleged statement of a material fact or the omission or alleged omission to state a material fact or the inaccurate or the alleged inaccurate representation and/or warranty relates to information supplied by the Company or by such Purchaser and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in paragraph (c) of this Section 6.3, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in paragraph (c) of Section 6.3 with respect to the notice of the threat or commencement of any threat or action shall apply if a claim for contribution is to be made under this paragraph (d); provided, however, that no additional notice shall be required with respect to any threat or action for which notice has been given under paragraph (c) for purposes of indemnification. The Company and the Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 6.3 were determined solely by pro rata allocation (even if the Purchaser were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this paragraph. Notwithstanding the provisions of this Section 6.3, (i) no Purchaser shall be required to contribute any amount in excess of the amount by which the Difference exceeds the amount of any damages that such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) each Purchaser’s aggregate liability under this Section 6.3 shall not exceed the amount of net proceeds received by such Purchaser on the sale of the Registrable Securities pursuant to the Registration Statement giving rise to such indemnification or contribution obligation. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Purchasers’ obligations to contribute pursuant to this Section 6.3 are several and not joint.
Section 7NO BROKER’S FEES.
Each of the Company and the Purchasers (on a several but not joint basis) hereby represents that no broker, investment banker, financial advisor or other individual, corporation, general or limited partnership, limited liability company, firm, joint venture, association, enterprise, joint securities company, trust, unincorporated organization or other entity is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated by this Agreement. The Company further agrees to indemnify each Purchaser for any claims, losses or expenses incurred by such Purchaser as a result of the representation in this Section 7 by the Company being untrue.

Section 8COVENANTS.
8.1Form D; Blue Sky Filings. The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D of the Securities Act. The Company will take such action as the Company shall reasonably determine is necessary in order to obtain an exemption from, or to qualify the Securities for, sale to the Purchasers at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States and shall provide evidence of such actions promptly upon the written request of any Purchaser.
8.2Listing of Common Stock. The Company shall promptly secure the listing of the Shares and Warrant Shares upon the Trading Market and each other national securities exchange and automated quotation system that requires an application by the Company for listing, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance). The Company shall use commercially reasonable efforts to maintain the Common Stock’s listing on the Trading Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 8.2.
8.3Lock-up. The Company covenants and agrees that it shall not waive the terms of any D&O Lock-up without the prior written consent of the Requisite Purchasers.
8.4Subsequent Equity Sales. From the date hereof until the earlier of (i) the date the Registration Statement is declared effective by the Commission and (ii) thirty (30) days after the Closing Date, neither the Company nor any subsidiary shall issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock Equivalents. Notwithstanding the foregoing, this Section 8.4 shall not apply in respect of an Exempt Issuance.
Section 9NOTICES.
All notices, requests, consents and other communications hereunder shall be in writing, shall be sent by confirmed facsimile or electronic mail, or mailed by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, and shall be deemed given when so sent in the case of facsimile or electronic mail transmission, or when so received in the case of mail or courier, and addressed as follows:
(a)if to the Company, to:
Denali Therapeutics Inc.
161 Oyster Point Blvd.
South San Francisco, California 94080
Attn: President and Chief Executive Officer
Email: [___]
with a copy to (which shall not constitute notice):
Legal Department
Email: [___]
with a copy to (which shall not constitute notice):
Wilson Sonsini Goodrich & Rosati, P.C.
650 Page Mill Road
Palo Alto, CA 94304
Attn: Tony Jeffries
Email: [___]
or to such other Person at such other place as the Company shall designate to the Purchasers in writing; and

(b)if to the Purchasers, to the address set forth below such Purchaser’s name on its signature page hereto or to such other Person at such other place as the Purchasers shall designate to the Company in writing.
Section 10MISCELLANEOUS.
10.1Waivers and Amendments. Neither this Agreement nor any provision hereof may be changed, waived, discharged, terminated, modified or amended except upon the written consent of the Company and the Requisite Purchasers; provided that if any amendment or waiver disproportionately and adversely affects a Purchaser (or group of Purchasers) in any material respect, the consent of such disproportionately affected Purchaser (or group of Purchasers) shall also be required.
10.2Headings; Interpretation. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement. The terms “hereof,” “herein,” “hereby” and derivative or similar words refer to this Agreement as a whole and not to any particular provision of this Agreement. Except when used together with the word “either” or otherwise for the purpose of identifying mutually exclusive alternatives, the term “or” has the inclusive meaning represented by the phrase “and/or.” All references in this Agreement to “dollars” or “$” shall mean United States dollars. Except where the context otherwise requires, wherever used the singular shall include the plural, the plural the singular, the use of any gender shall be applicable to all genders. The term “including” or “includes” means “including without limitation” or “includes without limitation.”
10.3Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.
10.4Survival. The representations and warranties contained herein shall survive the Closing and the delivery of the Shares and Pre-Funded Warrants. The agreements and covenants contained herein shall survive for the applicable statute of limitations.
10.5Termination. This Agreement may be terminated (a) by mutual written agreement of a Purchaser and the Company as to such Purchaser’s obligations, provided that the Company notifies each other Purchaser of such termination within one (1) calendar day of such termination (or if such termination occurs on the Closing Date, notice will be provided on the Closing Date), or (b) by any Purchaser, as to such Purchaser’s obligations hereunder only and without any effect whatsoever on the obligations between the Company and the other Purchasers, by written notice to the other parties, if the Closing has not been consummated on or before the date that is five (5) Business Days after the Effective Date; provided, however, that no such termination will affect the right of any party to sue for any breach by any other party (or parties). The Company shall provide prompt notice of any such termination to each other Purchaser.

10.6Governing Law; Jurisdiction. This Agreement shall be governed by and interpreted in accordance with the substantive laws of the State of New York, without regard to its or any other jurisdiction’s choice of law rules. Any and all disputes arising out of, concerning, or related to this Agreement, or to the interpretation, performance, breach or termination thereof shall be referred to and resolved by the federal courts located in New York, New York. EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.
10.7Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other party. Signatures to this Agreement transmitted by facsimile, by email in “portable document format” (“.pdf”), or by any other electronic means intended to preserve the original graphic and pictorial appearance of this Agreement shall have the same effect as physical delivery of the paper document bearing original signature.
10.8Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto. None of the Purchasers may assign this Agreement or any rights or obligations hereunder, in whole or in part, without the prior written consent of the Company.
10.9No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 6.3 and this Section 10.9.
10.10Entire Agreement. This Agreement and the other documents and instruments delivered pursuant hereto or thereto, including the exhibits and schedules hereto or thereto, constitute the full and entire understanding and agreement between the parties hereto with regard to the subjects hereof and thereof.

10.11Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under this Agreement are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under this Agreement. The decision of each Purchaser to purchase Shares or Pre-Funded Warrants pursuant to this Agreement has been made by such Purchaser independently of any other Purchaser. Nothing contained herein and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group, or are deemed affiliates (as such term is defined under the Exchange Act) with respect to such obligations or the transactions contemplated by this Agreement. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. Each Purchaser acknowledges that it is not relying upon any person, firm, or corporation, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. Each Purchaser agrees that no Purchaser nor the respective controlling persons, officers, directors, partners, agents, or employees of any Purchaser shall be liable to any other Purchaser for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Securities.
10.12Payment of Fees and Expenses. Except as otherwise provided herein or in the other documents or instruments contemplated hereby, each of the Company and the Purchasers shall bear its own expenses and legal fees incurred on its behalf with respect to this Agreement and the transactions contemplated hereby; provided that, at the Closing, the Company shall pay the documented and reasonable legal fees and expenses of counsel for BB and its affiliated entities (as lead investor hereunder), not to exceed $100,000 in the aggregate. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.
10.13Further Actions. Each party hereto agrees to execute, acknowledge, and deliver such further instruments, and to do all such other acts, as may be reasonably necessary or appropriate in order to carry out the purposes and intent of this Agreement.
10.14Form 8-K. As soon as practicable, and in any event by the fourth (4th) Business Day following the Effective Date, the Company shall file a Current Report on Form 8-K with the Commission disclosing all material terms of the transactions contemplated by this Agreement and attaching this Agreement as an exhibit to such filing (the “Form 8-K”); provided, however that the Purchasers shall be given a reasonable opportunity to review and comment on the disclosure contained in such Current Report on Form 8-K prior to filing. From and after the filing of the Form 8-K, no Purchaser shall be in possession of any material non-public information received from the Company or from any other representative of the Company in connection with the transactions contemplated by this Agreement. Except for the Form 8-K contemplated by this Section 10.14, all public announcements regarding this Agreement shall be issued only in accordance with Section 10.15.

10.15Public Announcement. No press release or, except to the extent required under applicable law, other public announcement shall be made, directly or indirectly, by any party hereto concerning the execution of this Agreement, the terms and conditions hereof or the consummation of the transactions contemplated hereby, in each case without the prior written consent of the Company (in the case of a release or announcement by the Purchasers) or the Purchasers (in the case of a release or announcement by the Company), which consents shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, the Company may issue a press release in connection with the execution of this Agreement to announce the execution of this Agreement, the terms and conditions hereof and/or the consummation of the transactions contemplated hereby without the consent of any Purchaser, provided that such press release will not include the name of a Purchaser without such Purchaser’s prior written consent. The Company shall not include the name of any of the Purchasers in the public disclosure or any other public announcement or publication without the prior written consent of such Purchaser, except as required by law, rule, regulation or applicable SEC guidance. The parties agree and understand that the Purchasers shall be listed in the selling stockholder section of the Registration Statement(s) filed in connection with the Securities issued to the Purchasers pursuant to this Agreement.
10.16Equal Treatment of Purchasers. No consideration (including any modification of this Agreement) shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of this Agreement unless the same consideration is also offered to all of the parties to such Agreement. For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Common Stock or otherwise.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.
COMPANY:
DENALI THERAPEUTICS INC.

By:	/s/ Ryan J. Watts
Ryan J. Watts, Ph.D.
President and Chief Executive Officer

A-1

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.
PURCHASER:
PURCHASER NAME

By:
Name:

Address for Notice to Purchaser:

Address for Delivery of Securities to Purchaser (if not same as address for notice):

Subscription Amount: $

Shares:

Pre-Funded Warrant Shares:

EIN:

A-2

SCHEDULE A

WIRE INSTRUCTIONS

[___]

ACTIVEUS 203103886v.4

EXHIBIT A

FORM OF PRE-FUNDED WARRANT

EXHIBIT B

FORM OF D&O LOCK-UP AGREEMENT

Denali Therapeutics Inc.
February [29], 2024

Denali Therapeutics Inc.
161 Oyster Point Blvd.
South San Francisco, California 94080

Re: Denali Therapeutics Inc. – Lock-Up Agreement
Ladies and Gentlemen:
The undersigned understands that Denali Therapeutics Inc. (the “Company”) is party to that certain Securities Purchase Agreement dated February 27, 2024 (the “Purchase Agreement”) providing for the sale and issuance of the Company’s Securities. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Purchase Agreement.
In consideration of the entry into the Purchase Agreement, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period beginning on the Closing Date and continuing until the earlier of (i) 30 days following the date hereof and (ii) the effective date of the Registration Statement (the “Lock-Up Period”), the undersigned shall not, without the prior written consent of the Company, subject to the exceptions set forth below:
(1)offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of the Company’s Common Stock or any securities convertible into or exercisable or exchangeable for the Company’s Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (the “Lock-Up Shares”), or publicly disclose the intention to make any offer, sale, pledge or disposition of any Lock-Up Shares; or
(2)enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Lock-Up Shares, whether any such transaction described in clause (1) above or this clause (2) is to be settled by delivery of Lock-Up Shares or such other securities, in cash or otherwise, in each case other than:
(A)transfers as a bona fide gift or gifts, including without limitation to a charitable organization or educational institution, or for bona fide estate planning purposes;
(B)transfers or dispositions to any member of the undersigned’s immediate family or to any trust or other legal entity for the direct or indirect benefit of the undersigned or the immediate family of the undersigned;

(C)distributions by a trust to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust;
(D)transfers or dispositions by will, other testamentary document or the laws of intestate succession;
(E)to a nominee or custodian of a person or entity to whom a distribution, transfer or disposition would be permissible under (A) – (D) above;
(F)the receipt from the Company of Common Stock in connection with the exercise of options or the exercise, vesting or settlement of other rights granted under a stock incentive plan or other equity award plan; provided that the Common Stock received as a result of such exercise, vesting or settlement shall remain subject to the restrictions on transfer set forth in this agreement and any filing under Section 16 of the Exchange Act made during the Lock-Up Period shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described in this clause;
(G)(i) transfers, surrenders or forfeitures for the purposes of exercising (including for the payment of tax withholdings or remittance payments due as a result of such exercise) on a “net exercise” or “cashless” basis options or other equity awards or (ii) transfers, surrenders or forfeitures for the payment of tax withholdings or remittance payments due as a result of the vesting or settlement of restricted stock units or other equity awards; provided that the Common Stock issued shall remain subject to the restrictions on transfer set forth in this agreement and any filing under Section 16 of the Exchange Act made during the Lock-Up Period shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described in this clause;
(H)transfers to the Company in connection with any contractual arrangement in effect on the date hereof that provides for the repurchase of the Lock-Up Shares by the Company in connection with the termination of the undersigned’s service with the Company;
(I)transfers pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction, approved by the board of directors of the Company, made to all holders of Common Stock involving a change of control of the Company, provided that, in the event that such tender offer, merger, consolidation or other similar transaction is not completed, any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock held by the undersigned shall remain subject to the restrictions on transfer set forth herein;
(J)transfers by operation of law, including pursuant to orders of a court, a qualified domestic order or in connection with a divorce settlement;
(K) transfers pursuant to a trading plan adopted pursuant to Rule 10b5-1 of the Exchange Act prior to the date hereof; provided that if the undersigned is required to file a report under Section 16 of the Exchange Act reporting such transfer during the Lock-Up Period, the undersigned shall clearly indicate in the footnotes thereto that the filing relates to a transfer in accordance with a 10b5-1 trading plan; and

(L)entering into a written plan meeting the requirements of Rule 10b5-1 under the Exchange Act relating to the sale of the undersigned’s Lock-Up Shares, provided that (i) the securities subject to such plan may not be transferred until after the expiration of the Lock-Up Period, and (ii) any required public announcement or filing under the Exchange Act during the Lock-Up Period shall include a statement that the undersigned is not permitted to transfer or sell securities under such plan during the Lock-Up Period;
provided that in the case of any transfer or distribution pursuant to clauses (A) - (E), each transferee, donee or distributee shall execute and deliver to the Company a lock-up letter in the form of this letter agreement. For purposes of this agreement, “immediate family” shall mean any relationship by blood, current or former marriage, domestic partnership or adoption, not more remote than first cousin.

The undersigned understands that the undersigned shall be released from all obligations under this letter agreement if the Purchase Agreement shall terminate or be terminated prior to the Closing.
Very truly yours,

By:
Name: